EXHIBIT 10.9
[EXECUTION VERSION]

COLLATERAL AGREEMENT
dated as of August 23, 2006
by and among
BROADVIEW NETWORKS HOLDINGS, INC.,
and certain of its Subsidiaries,
as Grantors,
in favor of
THE CIT GROUP/BUSINESS CREDIT, INC.,
as Administrative Agent

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SCHEDULES:

Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations

Schedule 3.9	Commercial Tort Claims

Schedule 3.10	Deposit Accounts

Schedule 3.11	Intellectual Property

Schedule 3.13	Investment Property and Partnership/LLC Interests

Schedule 3.14	Instruments

Schedule 3.16	Government Contracts

Schedule 3.17	Letter of Credit Rights

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NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO BELOW. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN. SEE SECTION 7.20.
     This COLLATERAL AGREEMENT, dated as of August 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), certain of Holdings’ Subsidiaries as identified on the signature pages hereto as “Grantors” and any Additional Grantor (as defined below) who may become party to this Agreement (together with Holdings and such Subsidiaries, the “Grantors”), in favor of THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined below).
STATEMENT OF PURPOSE
     Pursuant to the Credit Agreement, dated as of August 23, 2006, among Holdings, Broadview Networks, Inc., a Delaware corporation (“Broadview Networks”), Broadview Networks of Massachusetts, Inc., a Delaware corporation (“Broadview MA”), Broadview Networks of Virginia, Inc., a Virginia corporation (“Broadview VA”) and Bridgecom International, Inc., a Delaware corporation (“Bridgecom International” and, together with Holdings, Broadview Networks, Broadview MA, Broadview VA and Bridgecom International, the “Borrowers”), the banks and other financial institutions from time to time party thereto (the “Lenders”), Jefferies & Company, Inc., as syndication agent, and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.
     Pursuant to the terms of the Guaranty Agreement the Subsidiaries of Holdings (other than the Borrowers) who are parties hereto have guaranteed the payment and performance of the Obligations.
     It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers (or participations in respect thereof) under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself, the Lenders and any Person that was a Lender or an Affiliate of a Lender at the time any such Person became party to any Hedging Agreement (collectively, the “Secured Parties”).
     The Administrative Agent, The Bank of New York and the Grantors have entered into that certain Intercreditor Agreement, dated as of the date hereof (as amended, restated,
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supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which agreement, among other things, sets forth, as between the Second Priority Agent (as defined therein) and the Administrative Agent in its capacity as the First Priority Agent (as defined therein), the relative priority of their respective Liens on the Collateral and their rights with respect thereto.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers (or participations in respect thereof) thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
     SECTION 1.1 Terms Defined in the Uniform Commercial Code.
     (a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Securities Entitlement”, “Securities Intermediary”, “Securities Account”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.
     (b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.
     SECTION 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
     “Additional Grantor” means each Subsidiary of Holdings which hereafter becomes a Grantor pursuant to Section 7.18 (as required pursuant to Section 8.11 of the Credit Agreement).
     “Administrative Agent” has the meaning set forth in the Preamble of this Agreement.
     “Agreement” has the meaning set forth in the Preamble of this Agreement.
     “Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).
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     “Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.
     “Borrowers” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Collateral” has the meaning assigned thereto in Section 2.1.
     “Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 5.2.
     “Commitments” means, collectively, the Revolving Credit Commitment, the L/C Commitment and the Swingline Commitment.
     “Control” means the manner in which “control” is achieved under the UCC with respect, with respect to any Collateral for which the UCC specifies a method of achieving “control”.
     “Control Agreement” has the meaning assigned thereto in Section 4.6.
     “Controlled Depository” has the meaning assigned thereto in Section 4.6.
     “Controlled Intermediary” has the meaning assigned thereto in Section 4.6.
     “Copyrights” means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
     “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.11, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Credit Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Distributions” means all dividends paid on Capital Stock, liquidating dividends paid on Capital Stock, shares (or other designations) of Capital S Stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Stock constituting Collateral.
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     “Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.
     “Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.
     “Grantors” has the meaning set forth in the Preamble of this Agreement.
     “Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.
     “Intercreditor Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any “issuer” as defined in the UCC).
     “Obligations” means with respect to the Borrowers, the meaning assigned thereto in the Credit Agreement, and with respect to each Guarantor, the obligations of such Guarantor under the applicable Guaranty Agreement executed by such Guarantor and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder and all liabilities and obligations of the Grantors with respect to overdrafts, returned items and related liabilities and all indemnification obligations under the Loan Documents now or hereafter owing by any Grantor to CIT, any Affiliate thereof or the Administrative Agent arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds for the benefit of such Grantor.
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     “Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all Distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.
     “Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
     “Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.11 hereto.
     “Restricted Securities Collateral” means any or all Collateral that, in order to exercise its right to sell any or all of such Collateral, the Administrative Agent determines that it is necessary or advisable to register such Collateral under the provisions of the Securities Act.
     “Secured Parties” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
     “Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or cash collateralized to the reasonable satisfaction of the Issuing Lender(s) thereof), all Hedging Agreements have been terminated and all Commitments shall have been terminated
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     “Trademarks” means collectively all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
     “Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.
     SECTION 1.3 Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (1) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
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ARTICLE II
SECURITY INTEREST
     SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
     (a) all Accounts;
     (b) all cash and currency;
     (c) all Chattel Paper;
     (d) all Commercial Tort Claims identified on Schedule 3.9.;
     (e) all Deposit Accounts;
     (f) all Documents;
     (g) all Equipment;
     (h) all Fixtures;
     (i) all General Intangibles;
     (j) all Goods;
     (k) all Instruments;
     (1) all Intellectual Property;
     (m) all Inventory;
     (n) all Investment Property;
     (o) all Letter of Credit Rights;
     (p) all other personal property and rights of every kind and description and interests therein not otherwise described above;
     (q) all books and records pertaining to the Collateral; and
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     (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and (B) all tort claims, and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing, provided, that the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include any Excluded Collateral.
     Notwithstanding the foregoing clause (a) of this Section 2.1, the payment and performance of the Obligations shall not be secured by any Hedging Agreement between any Grantor and any Secured Party.
     SECTION 2.2 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.
     SECTION 2.3 Distributions on Pledged Shares. If any Distribution is made in contravention of Section 9.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 5.2.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:
     SECTION 3.1 Existence. Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
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     SECTION 3.2 Authorization of Agreement; No Conflict; Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Agreement does not and will not, by the passage of time, the giving of notice or otherwise, (i) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Grantor, (ii) conflict with, result in a breach of or constitute a default under any material indenture, agreement or other instrument to which any Grantor is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Grantor or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property or revenues now owned or hereafter acquired by any Grantor other than Liens arising under the Loan Documents.
     SECTION 3.3 Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC and/or the Assignment of Claims Act, and (d) those that have been obtained or for which failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.4 Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, and (b): (i) when UCC financing statements containing an adequate description of the Collateral, the correct name of the Grantor and the name of the Administrative Agent shall have been filed in the offices specified in Schedule 3.6, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens; (ii) when each Copyright security agreement has been filed with the United States Copyright Office, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens; and (iii) when each Control Agreement has been executed and delivered to the Administrative Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Grantors in the Deposit Accounts and/or Securities Accounts (as applicable) subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens and customary Liens in favor of the depositary at which such Deposit Accounts are maintained.
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     SECTION 3.5 Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No effective financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or in connection with Permitted Liens. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any Control Agreement and to the extent required by Section 4, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as the applicable Grantors have complied to the satisfaction of the Administrative Agent, with the applicable provisions of Section 4.6(c).
     SECTION 3.6 State of Organization; Location of Inventory, Equipment and Fixtures; other Information.
     (a) The exact legal name of each Grantor is set forth on Schedule 3.6, Except as set forth on Schedule 3.6 under such Grantor’s name, during the four months preceding the date hereof, no Grantor has been known by any other legal name, nor has any Grantor been the subject of any merger or other corporate reorganization.
     (b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name. The taxpayer identification number and Registered Organization number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name.
     (c) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6, except as provided in Section 4.6(c) or otherwise permitted hereunder.
     (d) The mailing address of each Grantor is specified on Schedule 3.6 under such Grantor’s name.
     SECTION 3.7 Accounts. The amount represented by each Grantor to the Administrative Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for ordinary cash discounts and allowances in accordance with such Grantor’s prudent business conduct, as determined by such Grantor. No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts as a whole. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than
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a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.
     SECTION 3.8 Chattel Paper. As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.
     SECTION 3.9 Commercial Tort Claims. As of the date hereof, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.9.
     SECTION 3.10 Deposit Accounts. As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts, but excluding Deposit Accounts that constitute Excluded Collateral) and lockboxes (including the: (a) owner of the account, (b) name and address of financial institution or securities broker where such accounts are located, (c) account numbers and (d) purpose or use of such account) owned by any Grantor are listed on Schedule 3.10.
     SECTION 3.11 Intellectual Property.
     (a) As of the date hereof, all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations and Trademark applications owned by any Grantor in its own name on the date hereof is listed on Schedule 3.11.
     (b) Except as set forth in Schedule 3.11 on the date hereof, none of the Intellectual Property owned by any Grantor is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.12 Inventory. To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.
     SECTION 3.13 Investment Property; Partnership/LLC Interests.
     (a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts, Commodity Accounts, and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by any Grantor are listed on Schedule 3.13.
     (b) All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organizational document), (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of the Capital Stock of such Issuer issued to such Grantor.
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     (c) Other than as disclosed on Schedule 3.13(c) hereto, all of the Partnership/LLC Interests by their terms expressly provide that they are Securities governed by Article 8 of the UCC.
     SECTION 3.14 Instruments. As of the date hereof, no Grantor holds any Instruments or is named a payee of any promissory note or other evidence of indebtedness other than as set forth on Schedule 3.14.
     SECTION 3.15 Farm Products. Other than as disclosed on Schedule 3.15 hereto , none of the Collateral constitutes, or is the Proceeds of, Farm Products.
     SECTION 3.16 Government Contracts. As of the date hereof, no Grantor is party to any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any account with a value in excess of $100,000, other than as set forth on Schedule 3.16.
     SECTION 3.17 Letter of Credit Rights.
     (a) As of the date hereof, all Letter of Credit Rights of any Grantor are listed on Schedule 3.17.
     (b) To the extent it is does not constitute Excluded Collateral, each Grantor has obtained a legal, valid and enforceable consent of each issuer of any letter of credit relating to any Letter of Credit Rights to the assignment of the Proceeds of such letter of credit to the Administrative Agent and no Grantor has consented to, and is otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.
ARTICLE IV
COVENANTS
     Until the Termination Date, each Grantor covenants and agrees that:
     SECTION 4.1 Maintenance of Perfected Security Interest; Further Information.
     (a) Each Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens and except to the extent provided in the Intercreditor Agreement) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than holders of Permitted Liens). Notwithstanding the foregoing Administrative Agent will not have a first priority perfected security interest in cash not held in Deposit Accounts, and Commercial Tort Claims in an amount less than $250,000.
     (b) Each Grantor will furnish to the Administrative Agent upon the Administrative Agent’s reasonable request statements and schedules further identifying and describing the assets
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and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
     SECTION 4.2 Maintenance of Insurance.
     (a) Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, as may be reasonably satisfactory to the Administrative Agent in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (ii) insuring such Grantor and the Administrative Agent, for the ratable benefit of the Secured Parties, against liability for hazards, risks and liability to persons and property relating to the Collateral, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent.
     (b) All insurance referred to in subsection (a) above shall (i) name the Administrative Agent, for the ratable benefit of the Secured Parties, as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
     (c) Upon the reasonable request of the Administrative Agent from time to time, each Grantor shall deliver to the Administrative Agent and the Lenders periodic information from a reputable insurance broker with respect to the insurance referred to in this Section 4.2.
     SECTION 4.3 Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (30) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:
     (i) permit any Deposit Account (other than a Deposit Account that constitutes Excluded Collateral) to be held by or at a depositary bank other than the depositary bank that held such Deposit Account as of the date hereof as set forth on Schedule 3.10;
     (ii) permit any Investment Property (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.5) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.13;
     (iii) change its jurisdiction of organization from that identified on Schedule 3.6; or
     (iv) change its legal name, identity or corporate or organizational structure.
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     SECTION 4.4 Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, and (c) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim in excess of $250,000 and deliver to the Administrative Agent a written supplement to Schedule 3.9 of this Agreement describing such Commercial Tort Claim, (ii) Deposit Account (other than a Deposit Account that constitutes Excluded Collateral), or (iii) Investment Property in excess of $250,000 after the date hereof.
     SECTION 4.5 Delivery Covenants. Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of the Secured Parties, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.
     SECTION 4.6 Control Covenants.
     (a) Each Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause),
     (i) each depositary bank (other than the Administrative Agent) holding a Deposit Account (other than a Deposit Account that constitutes Excluded Collateral) owned by such Grantor (unless (x) such Deposit Account has a credit balance of less than $50,000, and (y) such Deposit Account, together with all other Deposit Accounts for which there is no Control Agreement in effect and for which a Control Agreement would be required to be in effect but for these clauses (x) and (y), has an aggregate credit balance of less than $500,000) and
     (ii) each Securities Intermediary holding any Investment Property owned by such Grantor (unless (x) such Investment Property has a value of less than $50,000, and (y) such Investment Property, together with all other Investment Property for which there is no Control Agreement in effect and for which a Control Agreement would be required to be in effect but for these clauses (x) and (y), has an aggregate value of less than $500,000), to execute and deliver (in the case of Deposit Accounts and Investment Property existing on the date of this Agreement, by no later than thirty (30) days after the date of this Agreement, a control agreement (a “Control Agreement”), sufficient to provide the Administrative Agent with Control of such Deposit Account or such Investment Property (as the case may be), providing that no such depositary bank or Securities Intermediary shall take instructions from the applicable Grantor after notice from the Administrative Agent of the occurrence of any Trigger Event (but if, after the occurrence of any Trigger Event, no Trigger Event shall have occurred during any period of 30 consecutive days, then, at the end of such 30-day period, the Administrative Agent shall notify such depositary bank or such Securities Intermediary that the
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applicable Grantor is once again entitled to give instructions to such depositary bank or Securities Intermediary), and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such Control Agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such Control Agreement, a “Controlled Intermediary”). The Administrative Agent and the Grantors agree to cooperate with each other so that each depositary bank and Securities Intermediary that is required to enter into a Control Agreement does so by the time specified in this Section 4.6. In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such Control Agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable. From and after the date thirty (30) days after the date of this Agreement, all Deposit Accounts and all Investment Property (other than such Deposit Accounts and Investment Property that constitute Excluded Collateral) will be maintained with the Administrative Agent or with a Controlled Depository or a Controlled Intermediary, as applicable. The provisions of this Section 4.6(a) shall not apply to the Escrow Account.
     (b) Each Grantor will take such actions and deliver all such agreements as are requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee on the Record(s) pertaining to the single authoritative copy thereof.
     (c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b) exceeding in value $250,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify such Person in writing of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s written agreement to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions, and shall use its commercially reasonable efforts to cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Administrative Agent’s together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby. Further, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory that is Excess Collateral stored with a consignee for more than twelve (12) months against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement.
     SECTION 4.7 Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral
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to perfect as applicable, the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.”
     SECTION 4.8 Accounts.
     (a) Other than in the ordinary course of business consistent with prudent business conduct as determined by such Grantor, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.
     (b) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account.
     (c) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and (i) no more than once per Fiscal Year or at any time after the occurrence and during the continuance of an Event of Default at the expense of the relevant Grantor or (ii) at any time at the expense of the Lenders, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.
     SECTION 4.9 Intellectual Property.
     (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will continue to use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application
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is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
     (b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor shall become forfeited, abandoned or dedicated to the public, or of any adverse final determination regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.
     (c) No less frequently than once per fiscal quarter (for each fiscal quarter in which any new application is made), the Grantors shall provide a report to the Administrative Agent of any new applications for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, made by the Grantors during such fiscal quarter, whether such application is made by a Grantor or through any agent, employee, licensee or designee of a Grantor. Upon request of the Administrative Agent, the applicable Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.
     (d) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application unless Grantor shall reasonably deem it appropriate under the circumstances to pursue such application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (e) In the event that any Grantor learns that any material Intellectual Property owned by a Grantor is materially infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution.
     SECTION 4.10 Investment Property; Partnership/LLC Interests.
     (a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein
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in favor of the Secured Parties, or (ii) enter into any agreement or undertaking in violation of the Credit Agreement. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.
     (b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a Distribution), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.
     SECTION 4.11 Equipment. In accordance with prudent business conduct to be determined in Grantor’s sole discretion, each Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted), and generally in accordance with any manufacturer’s manual, and will as quickly as practicable provide all maintenance, service and repairs reasonably necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment.
     SECTION 4.12 Government Contracts. Each Grantor shall promptly notify the Administrative Agent, in writing, (i) if it enters into any contract with a Governmental Authority under which such Government Authority, as account debtor, owes a monetary obligation in excess of $250,000 per year (aggregating, for such purpose, all such contracts with any single Government Authority) and (ii) no less frequently than once per fiscal quarter, of any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract at all times when the aggregate amount of monetary obligations owed by Government Authorities, as account debtors, under all Government Contracts with Grantors equals or exceeds $3,000,000 per year.
     SECTION 4.13 Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the assignment of any Material Contract, (ii) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (and/or analogous state Applicable Law), and (iii) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.
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ARTICLE V
REMEDIAL PROVISIONS
     SECTION 5.1 General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law as referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, any warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the fullest extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
     SECTION 5.2 Specific Remedies. (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts in the ordinary course of its business; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.
     (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and, upon the request of the Administrative Agent,
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each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties;
     (ii) if requested by the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;
     (iii) the Administrative Agent may deliver such notices and instructions in accordance with Control Agreements covering Deposit Accounts and/or Securities Accounts. Prior to the occurrence and continuance of a Trigger Event, the Administrative Agent may not deliver any notices or instructions in accordance with the Control Agreements covering Deposit Accounts and/or Securities Accounts. In addition, whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the Collateral Account or in a Deposit Account at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Secured Parties and as property of the Secured Parties, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;
     (iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Distributions made in respect of any Investment Property, any Partnership/LLC Interests or any other Proceeds paid in respect of any Investment Property or any Partnership/LLC Interests, and any or all of any Investment Property or any Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or such Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or any and all of the Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership
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or company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or such Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or any and all of the Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, payments or other Distributions with respect to any Investment Property or any Partnership/LLC Interests directly to the Administrative Agent;
     (v) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under the Material Contract; and
     (c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other Distributions made in respect of any Investment Property and any Partnership/LLC Interests, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and any Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken in violation of the Credit Agreement, this Agreement or any other Loan Document.
     SECTION 5.3 Registration Rights; Further Approvals. (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among
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other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     (b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws. Notwithstanding the foregoing Grantors are not required to register the Restricted Securities Collateral for public sale under the Securities Act or under applicable state securities law.
     (c) In connection with the exercise of the rights and remedies of the Secured Parties, it may be necessary to obtain the prior consent, waiver or approval of one or more Governmental Authorities to any transfer, assignment or other disposition of Collateral or with respect to the operation of any Collateral (including any Licenses issued by any Governmental Authority), including, without limitation, the FCC and any applicable PUC. Each Grantor hereby agrees, upon the occurrence and during the continuance of any Event of Default, that it will execute, deliver and file, and hereby appoints (to the extent not prohibited by Applicable Law) the Administrative Agent as its attorney-in-fact to execute, deliver and file, on each Grantor’s behalf and in the applicable Grantor’s name, all applications, certificates, filings, instruments and other documents (including, without limitation, an application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Administrative Agent’s discretion, to obtain such consents or approvals. Each Grantor further agrees to take such further action as the Administrative Agent may reasonably request in obtaining such approvals or consents upon and during the continuance of any Default or Event of Default.
     (d) Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees to the fullest extent permitted by Applicable Law not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     SECTION 5.4 Application of Proceeds. At such intervals as may be agreed upon in writing by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the
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Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 10.4 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).
     SECTION 5.5 Waiver, Deficiency. Each Grantor hereby waives, to the fullest extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.
ARTICLE VI
THE ADMINISTRATIVE AGENT
     SECTION 6.1 Administrative Agent’s Appointment as Attorney-In-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, such power of attorney to be exercised by the Administrative Agent only upon the occurrence and during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the
Collateral Agreement

Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interests of the Secured Parties therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1 (a).
     (c) The reasonable expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
Collateral Agreement

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
     SECTION 6.2 Duty of Administrative Agent. The sole duty of the Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent, and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     SECTION 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of Holdings set forth in Section 12.1 of the Credit Agreement.
     SECTION 7.2 Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.
Collateral Agreement

     SECTION 7.3 Expenses, Indemnification, Waiver of Consequential Damages, etc. (a) Each Grantor, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party pursuant to, and in accordance with, the applicable provisions of Section 12.3 of the Credit Agreement.
     (b) Each Grantor, jointly and severally, shall indemnify each Indemnitee pursuant to, and in accordance with, Section 12.3 of the Credit Agreement.
     (c) Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.
     (d) No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Grantor’s delay in paying, any and all stamp, excise, sales withholding or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.
     (f) All amounts due under this Section 7.3 shall be payable promptly after demand therefor.
     SECTION 7.4 Right of Set Off. If an Event of Default shall have occurred and be continuing and subject to Section 4.6, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set off) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent
Collateral Agreement

promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.
     SECTION 7.5 Governing Law; Jurisdiction; Venue; Service of Process. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts of the State of New York sitting in New York County and the United States District Court of the Southern District and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
     (c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
     (e) Appointment of Holdings as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes Holdings to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by Holdings of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.
     SECTION 7.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT
Collateral Agreement

OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 7.7 Injunctive Relief. (a) The Grantors recognize that, in the event the Grantors fail to perform, observe or discharge any of their obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, the Grantors agree that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
     (b) The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.
     SECTION 7.8 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law.
     SECTION 7.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Agreement), the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).
     SECTION 7.10 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are
Collateral Agreement

entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.
     SECTION 7.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
     SECTION 7.12 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     SECTION 7.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that any provision of any other Loan Document which imposes additional burdens on any Grantor or further restricts the rights of any Grantor or gives the Administrative Agent or the other Secured Parties additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
     SECTION 7.15 Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     SECTION 7.16 Acknowledgements. (a) Each Grantor hereby acknowledges that:
     (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
Collateral Agreement

     (ii) it has received a copy of the Credit Agreement and has reviewed and understands same;
     (iii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (iv) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.
     (b) Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.
     SECTION 7.17 Releases. (a) On the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Capital Stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrowers and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrowers shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
     SECTION 7.18 Additional Grantors. Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 8.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
Collateral Agreement

     SECTION 7.19 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
     SECTION 7.20 Intercreditor Agreement.
     (a) The Liens granted hereunder in favor of the Administrative Agent for the benefit of the Secured Parties in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.
     (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.
     (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Grantor to (i) cause the Administrative Agent to have Control over the Escrow Account or any Escrowed Funds shall be deemed ineffective; (ii) deliver any Collateral that consists of Pledged Collateral (as defined in the Intercreditor Agreement) that constitutes Second Priority Collateral (as defined in the Intercreditor Agreement) to the Administrative Agent may be satisfied by the delivery of such Collateral by such Grantor to the Second Priority Agent for the benefit of the Second Priority Lenders (as defined in the Intercreditor Agreement) and the Administrative Agent in its capacity as the First Priority Agent for the benefit of the First Priority Lenders (as defined in the Intercreditor Agreement) pursuant to Section 5.5(b) of the Intercreditor Agreement; or (iii) provide that the Administrative Agent have Control over such Collateral may be satisfied by causing the Second Priority Agent to be provided with Control with respect to such Collateral of such Grantor for the benefit of the Second Priority Lenders and the Administrative Agent in its capacity as the First Priority Agent for the benefit of the First Priority Lenders pursuant to Section 5.5(b) of the Intercreditor Agreement.
[Signature Pages to Follow]
Collateral Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GRANTORS: BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BROADVIEW NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BROADVIEW NETWORKS OF VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BRIDGECOM INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO
Collateral Agreement

BRIDGECOM HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

TRUCOM CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BRIDGECOM SOLUTIONS GROUP, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

OPEN SUPPORT SYSTEMS LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO

BROADVIEW NP ACQUISITION CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO
Collateral Agreement

BV-BC ACQUISITION CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	CFO
Collateral Agreement

ADMINISTRATIVE AGENT: THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Cyntra A. Trani
	Name:	Cyntra A. Trani
	Title:	Senior Vice President
Collateral Agreement

SCHEDULE 3.6
to
Collateral Agreement
Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address;
Chief Executive Office and other Locations

		Taxpayer	Registered
Name of Grantor and Mailing Address, Chief Executive	Jurisdiction of	Identification	Organization	Other Location
Office and other Locations	Organization	Number	Number	(see below)
Broadview Networks Holdings, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	11-3310798	2685893	(see below)

Broadview Networks, Inc. 800 Westchester Ave., Rye Brook, NY 10573	New York	16-1401082	None	(see below)
Collateral Agreement

		Taxpayer	Registered
Name of Grantor and Mailing Address, Chief Executive	Jurisdiction of	Identification	Organization	Other Location
Office and other Locations	Organization	Number	Number	(see below)
BV-BC Acquisition Corporation			3874006	(see below)
800 Westchester Ave., Rye Brook, NY 10573	Delaware	Applied for

Broadview NP Acquisition Corp. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	51-0402734	3283772	(see below)

OPEN SUPPORT SYSTEMS LLC 800 Westchester Ave., Rye Brook, NY 10573	Connecticut	11-3409972	0574796	(see below)

Broadview Networks of Virginia, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Virginia	06-1596404	0535696-9	(see below)
Collateral Agreement

		Taxpayer	Registered
Name of Grantor and Mailing Address, Chief Executive	Jurisdiction of	Identification	Organization	Other Location
Office and other Locations	Organization	Number	Number	(see below)
Broadview Networks of Massachusetts, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	11-3448054	29238020	(see below)

BridgeCom Holdings, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4162965	3340921	(see below)

BridgeCom International, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4123985	3251126	(see below)

BridgeCom Solutions Group, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4123989	3251139	(see below)
Collateral Agreement

		Taxpayer	Registered
Name of Grantor and Mailing Address, Chief Executive	Jurisdiction of	Identification	Organization	Other Location
Office and other Locations	Organization	Number	Number	(see below)
			None	(see below)

TruCom Corporation
800 Westchester Ave., Rye Brook, NY 10573	New York	13-3940714
Broadview Networks Holdings, Inc.
Real Estate Leases

Street Address	Lessee
800 Westchester Avenue, 5th Floor, Rye Brook, NY 10573	Bridgecom International. Inc.
500 7th Avenue, NY, NY 10018	Broadview Networks Inc.
1065 Avenue of the Americas, NY, NY 10018	Bridgecom International. Inc.
63 W 38th Street, NY, NY 10018	Trucom Corporation
45-18 Court Square, Long Island City, NY 11101	Broadview Networks Holdings Inc.
37-18 Northern Blvd, Long Island City, NY 11101	Broadview Networks Inc.
41-20 39th St., Long Island City, NY 11104	Broadview Networks Inc.
744 Broad St., Newark, NJ 07102	Broadview Networks Holdings, Inc.
90 Merrick Avenue, East Meadow, NY 11554	Bridgecom International. Inc.
101 Merritt, 7 Corporate Park, Norwalk, CT 06851	Open Support Systems LLC
230 Congress St., Boston, MA 02110	Broadview NP Acquisition Corp.
500 Rutherford Ave., Charlestown, MA 02129	Broadview Networks Inc.
1250 Hancock St., Quincy, MA 02169	Broadview Networks Inc.
12 Corp. Woods Blvd, Albany, NY 12211	Broadview Networks Inc.
555 Broad Hollow Road, Melville, NY 11747	Broadview Networks Inc.
Collateral Agreement

Street Address	Lessee
59 Maiden Lane, NY, NY 10038	Broadview Networks Inc.
601 W. 26th St., NY, NY 10001	Broadview Networks Inc.
224 Harrison St., Syracuse, NY 13202	Broadview Networks Inc.
400 Horsham, Horsham, PA 19044	Broadview Networks Inc.
128 Dorrance St. Shakespeare Hall Providence, RI 02903	Broadview Networks Inc.
48 Sword Street Auburn, MA 01501	Broadview Networks Inc.
401 N. Broad St. Philadelphia, PA 19108	Broadview NP Acquisition Corp.
3928 Pender Dr., Fairfax, VA 22033	Broadview Networks Inc.
495 Aero Drive, Cheektowaga, NY 14225	Broadview Networks Inc.

CoIloName	Address	City	State	Lessee
Boston - Back Bay - NWP Cage	41 BELV1DERE ST	Charlestown	Massachusetts	Broadview Networks Inc.
Boston - Back Bay	41 BELVIDERE ST	Charlestown	Massachusetts	Broadview Networks Inc.
Boston-Bowdoin	6 BOWDOIN SQ	Charlestown	Massachusetts	Broadview Networks Inc.
Boston-Bowdoin - NWP Cage	6 BOWDOIN SQ	Charlestown	Massachusetts	Broadview Networks Inc.
Boston - Franklin - NWP Cage	185 FRANKLIN ST	Charlestown	Massachusetts	Broadview Networks Inc.
Boston-Harrison - NWP Cage	8 HARRISON AVE	Charlestown	Massachusetts	Broadview Networks Inc.
Boston-Harrison	8 HARRISON AVE	Charlestown	Massachusetts	Broadview Networks Inc.
Burlington	1 BEDFORD ST	Charlestown	Massachusetts	Broadview Networks Inc.
Boston - Bent St - NWP Cage	210 BENT ST	Charlestown	Massachusetts	Broadview Networks Inc.
Cambridge-Ware St - NWP Cage	10 WARE ST	Charlestown	Massachusetts	Broadview Networks Inc.
Cambridge-Ware St	10 WARE ST	Charlestown	Massachusetts	Broadview Networks Inc.
Framingham	141 UNION AVE	Charlestown	Massachusetts	Broadview Networks Inc.
Lynn/Nahant/Peabody	21 CITY HALL SQ	Charlestown	Massachusetts	Broadview Networks Inc.
Malden/Medford - NWP Cage	5 ELM ST	Charlestown	Massachusetts	Broadview Networks Inc.
Malden/Medford	5 ELM ST	Charlestown	Massachusetts	Broadview Networks Inc.
North Hampton - NWP Cage	61 MASONIC ST	Charlestown	Massachusetts	Broadview Networks Inc.
Newtown	787 WASHINGTON ST	Charlestown	Massachusetts	Broadview Networks Inc.
Collateral Agreement

ColloName	Address	City	State	Lessee
Quincy	1070 HANCOCK ST	Charlestown	Massachusetts	Broadview Networks Inc.
Winchester/Woburn — NWP Cage	954 MAIN ST	Charlestown	Massachusetts	Broadview Networks Inc.
Winchester/Woburn	954 MAIN ST	Charlestown	Massachusetts	Broadview Networks Inc.
Hackensack	256 STATE ST	NY-132	New Jersey	Broadview Networks Inc.
Summit Ave	773 SUMMIT AV	NY-132	New Jersey	Broadview Networks Inc.
Morristown	37 MAPLE AV	NY-132	New Jersey	Broadview Networks Inc.
Passaic	133 PROSPECT ST	NY-132	New Jersey	Broadview Networks Inc.
Patterson	114 PATERSON ST	NY-132	New Jersey	Broadview Networks Inc.
Ridgewood	178 E RIDGEWOOD AV	NY-132	New Jersey	Broadview Networks Inc.
Union City	3414 NEW YORK AV	NY-132	New Jersey	Broadview Networks Inc.
Guilderland	RT. 155 KARNER RD	Syracuse	New York	Broadview Networks Inc.
State St	158 STATE ST	Syracuse	New York	Broadview Networks Inc.
Washington Ave	1161 WASHINGTON	Syracuse	New York	Broadview Networks Inc.
Amherst	2775 MILLERSPORT HWY	Syracuse	New York	Broadview Networks Inc.
Babylon	30 LITTLE E NECK RD	NY-132	New York	Broadview Networks Inc.
Bailey	2045 BAILEY AV	Syracuse	New York	Broadview Networks Inc.
Elmwood	548 ELMWOOD	Syracuse	New York	Broadview Networks Inc.
Franklin	65 FRANKLIN ST., 6TH FL	Syracuse	New York	Broadview Networks Inc.
Hertel	935 HERTEL	Syracuse	New York	Broadview Networks Inc.
Main	2743 MAIN ST	Syracuse	New York	Broadview Networks Inc.
South Park	1861 S PARK AV	Syracuse	New York	Broadview Networks Inc.
Brentwood	1265 SUFFOLK AVE	NY-132	New York	Bridgecom International, Inc.
Bay Shore	35 FOURTH AVE	NY-132	New York	Broadview Networks Inc.
Hamburg	141 Main St	Syracuse	New York	Broadview Networks Inc.
Deer Park	80 W 1ST ST	NY-132	New York	Broadview Networks Inc.
East Northport	706 FIRST AVE	NY-132	New York	Broadview Networks Inc.
Floral Park	159 LOWELL AVE	NY-132	New York	Bridgecom International, Inc.
Collateral Agreement

ColloName	Address	City	State	Lessee
Farmingdale	575 CONKLIN ST	NY-132	New York	Bridgecom International, Inc.
Freeport	120 S GROVE ST	NY-132	New York	Broadview Networks Inc.
Fairview Park - BCOM Cage	545 SAW MILL RIVER ROAD	NY-132	New York	Broadview Networks Inc.
Garden City - BCOM cage	741 ZECKENDORF BLVD	NY-132	New York	Bridgecom International, Inc.
Great Neck	9 BARSTOW RD	NY-132	New York	Broadview Networks Inc.
Hicksville	69 WEST CHERRY ST	NY-132	New York	Broadview Networks Inc.
Hamburg	141 Main St	Syracuse	New York	Broadview Networks Inc.
Hempstead	199 FULTON AVE	NY-132	New York	Bridgecom International, Inc.
Huntington	80 W 4TH ST	NY-132	New York	Broadview Networks Inc.
Lindenhurst	565 S SECOND ST	NY-132	New York	Bridgecom International, Inc.
Lancaster	57 CENTRAL	Syracuse	New York	Broadview Networks Inc.
Latham	529 TROY-SCHENECTADY ROAD	Syracuse	New York	Broadview Networks Inc.
Levittown	3313 BETHPAGE TPKE	NY-132	New York	Broadview Networks Inc.
Lynbrook	7 WASHINGTON AV	NY-132	New York	Broadview Networks Inc.
Mineola	60 MAIN ST	NY-132	New York	Broadview Networks Inc.
Mammaroneck - BCOM Cage	473 N BARRY AVE	NY-132	New York	Broadview Networks Inc.
Massapequa	5431 MERRICK ST	NY-132	New York	Broadview Networks Inc.
Mount Vernon	45 S 6 AVE	NY-132	New York	Broadview Networks Inc.
Portage Road	574 PORTAGE RD	Syracuse	New York	Broadview Networks Inc.
New Rochelle	342 HUGENOT ST	NY-132	New York	Broadview Networks Inc.
14th St	355 14 ST	NY-132	New York	Broadview Networks Inc.
71st St	7101 16TH AVE	NY-132	New York	Broadview Networks Inc.
77th St	7701 THIRD AV	NY-132	New York	Broadview Networks Inc.
Albermale Rd	2177 ALVERMALE RD	NY-132	New York	Broadview Networks Inc.
Avenue R	1101 AVENUE R	NY-132	New York	Broadview Networks Inc.
Collateral Agreement

ColloName	Address	City	State	Lessee
Avenue U	2101 W 12TH ST	NY-132	New York	Broadview Networks Inc.
Avenue Y	2885 OCEAN AVE	NY-132	New York	Broadview Networks Inc.
Bridge St	360 BRIDGE ST	NY-132	New York	Bridgecom International, Inc.
Clinton Ave	547 CLINTON AVE	NY-132	New York	Broadview Networks Inc.
Fairview Ave	680 FAIRVIEW AVE	NY-132	New York	Broadview Networks Inc.
14th Ave	4101 FOURTEENTH AVE	NY-132	New York	Broadview Networks Inc.
Kenmore PI	1421 OCEAN AVE	NY-132	New York	Broadview Networks Inc.
Williamsburg	55 MESEROLE ST	NY-132	New York	Broadview Networks Inc.
2nd Ave	204 SECOND AVE	NY-132	New York	Bridgecom International, Inc.
W 18th St	210 W 18 ST	NY-132	New York	Broadview Networks Inc.
E 30th St	227 E30 ST	NY-132	New York	Bridgecom International, Inc.
W 36th St	230 W 36 ST	NY-132	New York	Bridgecom International, Inc.
E 37th St	240 E 37 ST	NY-132	New York	Bridgecom International, Inc.
W 42nd St	1095 AVE OF THE AMERICAS	NY-132	New York	Bridgecom International, Inc.
W 50th St	435 W 50TH ST	NY-132	New York	Bridgecom International, Inc.
E 56th St	228 E 56 ST	NY-132	New York	Broadview Networks Inc.
W 73rd St	125 W 73 ST	NY-132	New York	Broadview Networks Inc.
E 79th St	208 E 79TH ST	NY-132	New York	Bridgecom International, Inc.
E 97th St	151 E 97TH ST	NY-132	New York	Broadview Networks Inc.
Broad St	104 BROAD ST	NY-132	New York	Bridgecom International, Inc.
Manhattan Ave	Manhattan Ave	NY-132	New York	Broadview Networks Inc.
Varick St	50 VARICK ST	NY-132	New York	Broadview Networks Inc.
West St	140 WEST STREET	NY-132	New York	Bridgecom International, Inc.
Astoria	28-27 30 ST, ASTORIA	NY-132	New York	Broadview Networks Inc.
Bayside	214-20 43 AVE	NY-132	New York	Broadview Networks Inc.
Forest Hills	107-15 70 RD, FOREST	NY-132	New York	Broadview Networks Inc.
Flushing	137-34 NORTHERN	NY-132	New York	Broadview Networks Inc.
Collateral Agreement

CoIloName	Address	City	State	Lessee
BLVD
Hollis	199-06 93 AV, HOLLIS	NY-132	New York	Broadview Networks Inc.
JFK - BCOM Cage	BLDG 147, JFK INT’L AIRPORT	NY-132	New York	Bridgecom International, Inc.
Jamaica	89-63 163RD ST	NY-132	New York	Bridgecom International, Inc.
Long Island City	11-31 46 RD, LONG ISL	NY-132	New York	Bridgecom International, Inc.
Laurelton	140-20 183RD ST	NY-132	New York	Broadview Networks Inc.
Newtown	82-23 BROADWAY, ELMH	NY-132	New York	Broadview Networks Inc.
115th Avenue	118-15 115TH ST	NY-132	New York	Broadview Networks Inc.
Richmond Hill	87-28 109 ST, RICHMO	NY-132	New York	Broadview Networks Inc.
Cruger	3050 CRUGER AVE	NY-132	New York	Bridgecom International, Inc.
Hoe Avenue - BCOM Cage	1106 HOE AVE	NY-132	New York	Bridgecom International, Inc.
Tiebout - BCOM Cage	2373 TIEBOUT AVE	NY-132	New York	Bridgecom International, Inc.
Tratman Ave	2411 TRATMAN AVE	NY-132	New York	Bridgecom International, Inc.
Patchogue	22 BAY AVE	NY-132	New York	Broadview Networks Inc.
Peekskill - BCOM Cage	1023 BROWN ST	NY-132	New York	Bridgecom International, Inc.
Pleasantville - BCOM Cage	465 MARBLE AVE	NY-132	New York	Bridgecom International, Inc.
Portchester	50 BROAD ST	NY-132	New York	Broadview Networks Inc.
Ronkonkoma	100 PORTION RD	NY-132	New York	Broadview Networks Inc.
Clinton St	133 CLINTON ST., 1ST FL	Syracuse	New York	Broadview Networks Inc.
Smithtown	55 MAPLE AVE	NY-132	New York	Broadview Networks Inc.
Spring Valley	158 W CENTRAL AVE	NY-132	New York	Broadview Networks Inc.
Electronic Blvd	423 ELECTRONICS BLVD	Syracuse	New York	Broadview Networks Inc.
James St	3325 JAMES ST	Syracuse	New York	Broadview Networks Inc.
State St	201 STATE ST., 3RD FL	Syracuse	New York	Broadview Networks Inc.
Collateral Agreement

ColloName	Address	City	State	Lessee
Sayville	145 RAILROAD AVE	NY-132	New York	Broadview Networks Inc.
Tonawanda	95 TREMONT ST NO T	Syracuse	New York	Broadview Networks Inc.
Utica — Genesee	280 GENESEE ST	Syracuse	New York	Broadview Networks Inc.
Westbury	220 MAPLE AV	NY-132	New York	Broadview Networks Inc.
White Plains	111 MAIN ST	NY-132	New York	Bridgecom International, Inc.
Wantagh	2020 WANTAGH ST	NY-132	New York	Broadview Networks Inc.
Union	1091 UNION RD EBENEZ	Syracuse	New York	Broadview Networks Inc.
Williamsville	46 N CAYUGA RD	Syracuse	New York	Broadview Networks Inc.
Yonkers	40 MAIN ST	NY-132	New York	Bridgecom International, Inc.
Ambler	20 N SPRING GARDEN S	Horsham	Pennsylvania	Broadview Networks Inc.
Churchville	1518 BUSTLETON PIKE	Horsham	Pennsylvania	Broadview Networks Inc.
Eddington	2920 FOREST AV	Horsham	Pennsylvania	Broadview Networks Inc.
Hatboro	29 E MORELAND AV	Horsham	Pennsylvania	Broadview Networks Inc.
Jenkingtown	100 GREENWOOD AV	Horsham	Pennsylvania	Broadview Networks Inc.
King of Prussia	540 ALLENDALE RD.	Horsham	Pennsylvania	Broadview Networks Inc.
Norristown	BLDG 400 DEKALB	Horsham	Pennsylvania	Broadview Networks Inc.
Paoli	125 CIRCULAR AV	Horsham	Pennsylvania	Broadview Networks Inc.
Jefferson	4808 LEIPER ST	Horsham	Pennsylvania	Broadview Networks Inc.
Market	900 RACE ST	Horsham	Pennsylvania	Broadview Networks Inc.
Orchard	2210 LOTT AVE	Horsham	Pennsylvania	Broadview Networks Inc.
Regent	2514 EMERALD ST	Horsham	Pennsylvania	Broadview Networks Inc.
Wayne	300 W LANCASTER AV	Horsham	Pennsylvania	Broadview Networks Inc.
West Chester	401 S HIGH ST	Horsham	Pennsylvania	Broadview Networks Inc.
East Providence-NWP Cage	789 NORTH BROADWAY	Charlestown	Rhode Island	Broadview Networks Inc.
Collateral Agreement

ColloName	Address	City	State	Lessee
Providence_Broad-NWP Cage	1096 BROAD ST	Charlestown	Rhode Island	Broadview Networks Inc.
Collateral Agreement

SCHEDULE 3.9
to
Collateral Agreement
Commercial Tort Claims
None
Collateral Agreement

SCHEDULE 3.10
to
Collateral Agreement
Deposit Accounts [and Excluded Deposit Accounts]

				Account
Entity	Type of Account	Name	Address	Number	Account Name
Broadview Networks Holdings, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	39920672	Broadview Networks Holdings Checking

Broadview Networks Holdings, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-650638	Money Market Account

Broadview Networks Holdings, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-650603	Holdings Checking

Broadview Networks Holdings, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-738489	Broadview Principal Checking

Broadview Networks, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	38674481	Controlled Disbursement Acct

Broadview Networks, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	09963276	Broadview Networks Retail Lockbox

Broadview Networks, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	09963268	Broadview Networks Checking

Broadview Networks, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	39922352	Broadview Networks IMMA Savings Acct

Broadview Networks, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	49571189	Certificate of Deposit — for Merchant Acct

Broadview Networks, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	49571226	Certificate of Deposit — 500 Seventh Avenue

Broadview Networks, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	777-541122	Newtorks Account/Lockbox Account

Broadview Networks, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	601838964	Controlled Disbursement Account

Broadview Networks, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-738462	Broadview Charitable Checking

Broadview Networks, Inc.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-738470	Broadview Refund Checking
Collateral Agreement

				Account
Entity	Type of Account	Name	Address	Number	Account Name
Broadview Networks, Inc.	Bank account	Union State Bank	800 Westchester Avenue, Rye Brook, NY 10573	34010513	Broadview Networks Checking

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68016260	Bridgecom Int’l Wholesale Lockbox

Bridgecom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68015460	Bridgecom Int’l, Inc (Checking with Sweep)

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68015479	Bridgecom Int’l, Inc Business Checking

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68015479	Bridgecom Int’l, Inc (Savings)

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68015460	Bridgecom Int’l, Inc (Savings)

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	09963209	Bridgecom Int’l Retail Lockbox

BridgeCom International, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	38674502	Controlled Disbursement Acct

BridgeCom International, Inc.	Bank account	Citibank, N.A.	1022 Broadway, Thornwood, NY 10594	49571170	Certificate of Deposit — 800 Westchester Ave

BridgeCom Solutions Group, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	68015540	Bridgecom Solutions Group Business Checking

BridgeCom Solutions Group, Inc.	Bank account	Citibank N.A.	1022 Broadway, Thornwood, NY 10594	38674529	Controlled Disbursement Acct

BridgeCom Solutions Group, Inc.	Bank account	JP Morgan Chase	16 Main Street, Mount Kisco, NY 10549	507-500358865	Bridgecom Solutions Group

Broadview NP Acquistion Corp.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134-739477	Broadview NPAC Operating Account

Broadview NP Acquistion Corp.	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	134722809	Certificate of Deposit — Letter of Credit — GX

Broadview NP Acquistion Corp.	Bank account	Valley National Bank	275 Madison Avenue, New York, NY 10016	72735813	Certificate of Deposit — 601 W. 26th Street

Broadview NP Acquistion Corp.	Bank account	Valley National Bank	275 Madison Avenue, New York, NY 10016	45203598	Broadview NPAC Checking Account
Collateral Agreement

				Account
Entity	Type of Account	Name	Address	Number	Account Name
OPEN SUPPORT SYSTEMS LLC	Bank account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	777-230208	Open Support Systems Checking

TruCom Corporation	Bank account	Citibank N. A.	1022 Broadway, Thornwood, NY 10594	68015989	Trucom Business Checking
Collateral Agreement

SCHEDULE 3.11
to
Collateral Agreement
Intellectual Property
     1. The listing of Trademarks (as defined in the Collateral Agreement) should include: (a) the Trademark; (b) Registration Number or Serial Number; (c) the Owner; (d) the Filing Date or the Registration Date.
Registered Trademarks

Trademark	Reg. No.	Reg. Date	Owner
Broadview Networks	2,494,916	10/02/2001	Broadview Networks Holdings, Inc.

Eye Design (logo)	2,559,668	04/09/2002	Broadview Networks, Inc.

Broadspeed	2,486,260	09/04/2001	Broadview Networks, Inc.

Broadviewnet.com	2,828,186	03/30/2004	Broadview Networks Holdings, Inc.

Smart3	2,832,291	04/13/2004	Broadview Networks, Inc.

OPENnet	2,841,866	05/11/2004	Open Support Systems, LLC
     2. The listing of Trademark Licenses (as defined in the Collateral Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) List of each Trademark Licensed/Assigned; and (d) Description of product to which license/assignment applies.
     None
     3. The listing of Patents (as defined in the Collateral Agreement) should include: (a) Country; (b) Patent Number; and (c) Issue Date.

Country	Patent No.	Issue Date
US	6,661,888 B2	12/9/03
     4. The listing of Patent (as defined in the Collateral Agreement) applications should include: (a) Application Number; and (b) Filing Date.
     None
Collateral Agreement

     5. The listing of Patent Licenses (as defined in the Collateral Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) List of each Patent Licensed/Assigned; and (d) Description of product to which license/assignment applies
     None
     6. The listing of Copyrights (as defined in the Collateral Agreement) should include: (a) Registration Number; (b) Registration Date; and (c) Title as listed in Registration.
     None
     7. The listing of Copyright Licenses (as defined in the Collateral Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) Work Licensed or Assigned.
     None
Collateral Agreement

SCHEDULE 3.13
to
Collateral Agreement
Investment Property and Partnership/LLC Interests
Securities Accounts (including cash management accounts that are Investment Property) and Uncertificated Securities:

					Account
Entity / Grantor	Type of Account	Name	Address	Account Number	Name
Broadview Networks Holdings, Inc.	Securities account	JP Morgan Chase	1166 Avenue of the Americas, New York, NY 10036	50025815	J.P. Morgan Funds Investment Account

Broadview Networks Holdings, Inc.	Securities account	Wachovia Bank, NA	PO Box 7618, Philadelphia, PA 19101-7618	25591157	Securities Account

Broadview Networks, Inc.	Securities account	Citigroup Global Markets	4 Manhattanville Road, Purchase, NY 10577	3861920415987	Securities Account

Broadview NP Acquistion Corp.	Securities account	Citigroup Global Markets	4 Manhattanville Road, Purchase, NY 10577	3861920514987	Securities Account
Collateral Agreement

Certificated Securities:

					Percentage of
	Pledgor	Issuer	Certificate #	# of Shares	Owned Shares
1.	Broadview Networks Holdings, Inc.	BV-BC Acquisition Corporation	2	100	100%
2.	Broadview Networks Holdings, Inc.	Broadview NP Acquisition Corp	1	1000	100%
3.	Broadview Networks Holdings, Inc.	Broadview Networks, Inc.	1	1000	100%
4.	BV-BC Acquisition Corporation	BridgeCom Holdings, Inc.	2	336	100%
5.	BridgeCom Holdings, Inc.	BridgeCom International, Inc.	9	10	100%
6.	BridgeCom Holdings, Inc.	TruCom Corporation	34	10	100%
7.	BridgeCom International, Inc.	BridgeCom Solutions Group, Inc.	1	10	100%
8.	BridgeCom International, Inc.	Broadview Networks of Massachusetts, Inc.	1	100	100%
9.	BridgeCom International, Inc.	Broadview Networks of Virginia, Inc.	1	5,000	100%
10.	Broadview Networks, Inc.	Creg Systems Corporation	275	14764	Less than 10%[1]
11.	Broadview Networks, Inc.	Creg Systems Corporation	279	140
12.	Broadview Networks, Inc.	Creg Systems Corporation	280	725

[1]	Please note that the value of such certificated securities is negligible.
Collateral Agreement

Partnerships/LLC Interests:
     Broadview Networks Holdings, Inc.:

Name of Issuer
(including identification		Certificate Number	Percentage of Ownership
of type of entity)	Pledgor	(if any)	Interests of such Type
OPEN SUPPORT SYSTEMS LLC	Broadview Networks Holdings, Inc.	No Certificate	100%
Collateral Agreement

SCHEDULE 3.14
to
Collateral Agreement
Instruments
Promissory Note dated December 1, 1999 payable to the order of Broadview Networks Holdings, Inc. in the original principal sum of $960,000.00
Collateral Agreement

SCHEDULE 3.16
to
Collateral Agreement
Government Contracts

		Billing YTD 6-
Last name	AccountID	30-06
Town Of Babylon	243115734	114 445,44
Boston Housing Authority	224209481	108 078,35
City of Schenectady Finance Dept	100144383	67 699,75
Lindenhurst Public Schools	92116071	67 013,83
Township of Montclair	100143020	59 960,14
Collateral Agreement

SCHEDULE 3.17
to
Collateral Agreement
Letter of Credit Rights
     - Letter of credit from Worldlink (for $100K) for the benefit of Broadview Networks Inc, which expires on expires 5-31-07.
Collateral Agreement